Exhibit 99.1

QHSLab, Inc. Reports First Quarter Financial Results

324% Sequential Revenue Growth in Q1 2023 Compared to Q4 2022 for its Digital Medicine Services.

●	Total Q1 2023 revenue of $352,799 increased 32% over Q4 2022 revenue

●	Expanded gross margin in Q1 2023 to 53% resulting in a 300-basis point increase in gross profit compared to the Q4 2022

●	Digital Medicine Subscription and Services Recurring Revenue combined grew by 168% in Q1 2023 compared to Q4 2022

●	Shareholders are invited to an upcoming webinar to hear from current physician customers that are actively engaged and utilizing the QHSLab Digital Medicine Platform in their practices.

WEST PALM BEACH, FL, May 15, 2023 (GLOBE NEWSWIRE) — QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point-of-care technologies, today announced its first-quarter financial results for the period ended March 31, 2023, reporting strong sequential growth and setting expectations for the remainder of fiscal 2023.

First Quarter 2023 Financial Results

*QHSLab began selling Digital Medicine Subscriptions and Services in the third quarter of 2022 and reported 324% Sequential Recurring Revenue Growth in Q1 2023 Compared to Q4 2022 for its Digital Medicine Integrated Service Program (ISP).

●	Revenues for the three months ended March 31, 2023, were $352,799, an increase of $85,082 over revenues of $267,717 reported in the fourth quarter of 2022 due to growth in both Digital Medicine Subscriptions and Digital Medicine ISP sales, which the Company initiated in the third quarter of 2022.

●	First-quarter 2023 sales of Digital Medicine Subscriptions were $20,461 compared to fourth-quarter 2022 sales of $12,350; first-quarter 2023 sales of Digital Medicine ISP Services were $34,467 compared to sales of $8,137 in the prior quarter. Digital Medicine ISP Service sales grew by 324% sequentially in Q1 2023 compared to Q4 2022.

●	The Company generated a gross profit of $187,342, or a gross margin of approximately 53.1%, in the first quarter of 2023 compared to a gross profit of $135,015, or a gross margin of 50.4% in the fourth quarter of 2022. The increase was primarily attributable to the larger base of sales as well as the transition to higher margin software as a service (SaaS) income.

●	Net operating loss (NOL) of $120,758 in Q1 2023 decreased by 17.1% compared to $145,701 in Q4 2022 due to higher gross profit margin and top-line revenue.

Operational Highlights

We are currently generating digital medicine subscription recurring revenues from a small customer base of 11 practices and digital medicine service revenues are being generated from 14 medical practices. Together with these physician customers we have proven the business model, customer reimbursement profile and patient satisfaction achieved by our QHSLab Digital Assessment Tools, providing a strong platform to expand our digital medicine offerings to a larger base of primary care providers. We commenced more aggressive customer sales and marketing efforts this past quarter targeted at the key primary physician market.

We expect Digital Medicine ISP service revenue to grow by approximately 100% in Q2 2023 with the addition of new physician customers currently in our pipeline.

Revenues from our allergy diagnostic and allergen immunotherapy business segment increased by $49,537 or 20% in Q1 2023 compared to Q4 2022. Our sales and marketing focus this past year was on implementing our Digital Medicine segments. Now that commercialization of these products has occurred, our sales and customer service teams are working to integrate our allergy and digital medicine business segments to achieve economies of scale in our marketing programs which should enable us to generate more revenue from and for each of our physicians. We see significant upside for our business, our customers’ practices, and their patients’ healthcare outcomes through the combination of all our products and service offerings. A patient visiting a doctor in primary care can benefit from multiple preventive and chronic care services. QHSLab has demonstrated that it can provide these services to our physician customers, including allergy testing and treatment, mental health evaluations and supported non-face to inventions, medical nutrition therapy, sleep and pain management and much more, all in one cohesive comprehensive package to avoid physicians having to seek multiple products and services from multiple vendors and to enable patients to obtain comprehensive treatment from one familiar physician.

We experienced a 300-basis point improvement in our gross profit margin in Q1 2023 compared to Q4 2022 and believe that gross profit margins will continue to expand by approximately a further 500 basis points during fiscal 2023 due to growth in higher gross profit margin Digital Medicine SaaS income.

QHSLab’s Scientific and Advisory Team received acceptance from the American Psychosomatic Society for its publication on the significant findings relating to the ability of its Quality of Life ‘Q-Scale’ digital assessment to identify and predict patients at risk of high-cost healthcare utilization such as increased hospitalization, urgent care and emergency room visits. The Company will announce these findings in an upcoming press release upon publication in the American Psychosomatic Society’s Journal.

Meet Our Physician Clients

We invite our shareholders to register for a live webinar on Wednesday May 24, 2023 at 7pm EST to hear from current physician customers using the QHSLab Digital Medicine Platform in their practices. This will be an opportunity to listen to their experiences and hear the impact that QHSLab, Inc. is having on their patient care and enhancements to their practice economics.

REGISTER FOR THE WEBINAR HERE https://www.qhslab.com/physician-webinar-may-24/

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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